UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 1, 2007

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Annual Grants under 2006 Directors Equity Incentive Plan

On June 1, 2007, following the annual stockholder meeting, each of the non-employee members of the Board of Directors (the “Board”) of GlobalSCAPE, Inc. (“GlobalSCAPE”) was awarded options to purchase 20,000 shares of GlobalSCAPE common stock, subject to the standard terms of the GlobalSCAPE, Inc. 2006 Non-Employee  Directors  Long-Term Equity Incentive Plan (the “2006 Directors Plan”),  at an exercise price of $3.10 per share, the closing price of GlobalSCAPE common stock on June 1, 2007, for serving as a member of the Board, as follows:

Name	Number of Shares
Thomas W. Brown	20,000
David L. Mann	20,000
Frank M. Morgan	20,000
Phillip M. Renfro	20,000

(e)           Approval of 2006 Directors Equity Incentive Plan

The Board of GlobalSCAPE previously adopted the 2006 Directors Plan, subject to stockholder approval which occurred at GlobalSCAPE’s annual stockholder meeting held on June 1, 2007.  A copy of the 2006 Directors Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The following summary of the 2006 Directors Plan is qualified in its entirety by reference to the text of the 2006 Directors Plan.

The Compensation Committee (“Committee”) will administer the 2006 Directors Plan. The administrator of the 2006 Directors Plan has broad authority under the 2006 Directors Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and the vesting of such awards. Persons eligible to receive awards under the 2006 Directors Plan include non-employee directors of GlobalSCAPE, including advisory directors of GlobalSCAPE. The maximum number of shares of GlobalSCAPE’s common stock that may be issued or transferred pursuant to awards under the 2006 Directors Plan is 500,000.  If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undeliverable shares which were subject thereto shall, unless the 2006 Directors Plan shall have been terminated, become available for future awards under the 2006 Directors Plan.  The 2006 Directors Plan provides that each year, at the conclusion of GlobalSCAPE’s annual stockholder meeting, each non-employee director shall be granted or issued awards of 20,000 shares of

GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year.  The maximum annual award for any one person is 20,000 shares of GlobalSCAPE’s common stock.  If options, as opposed to shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the grant while the option terms and vesting schedules are at the discretion of the Committee.

The types of awards that may be granted under the 2006 Directors Plan include stock options and restricted stock. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Directors Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01            Financial Statements and Exhibits

(d)	Exhibits.

	10.1	GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan effective as of June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Charles R. Poole
Charles R. Poole, President and Chief Executive Officer

Dated: June 7, 2007